EXHIBIT 5.1
[DLA Piper Rudnick Gray Cary US LLP Letterhead]
March 30, 2006
Sun New Media, Inc.
P.O. Box 297
1142 South Diamond Bar Boulevard
Diamond Bar, California 91765
     RE:     REGISTRATION STATEMENT ON FORM S-8
Ladies and Gentlemen:
     As counsel to Sun New Media, Inc., a Minnesota corporation (the “Company”), we are rendering this opinion in connection with the registration statement by the Company of up to 12,000,000 shares of its Common Stock, par value $0.01 per share, which may be issued pursuant to the exercise of options and other equity incentive awards granted under the Sun New Media Inc. 2006 Stock Plan and up to 74,1000 shares offered for resale (together referred to as the “Shares”) as set forth in the Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about March 30, 2006 under the Securities Act of 1933, as amended (such registration statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”).
     In connection with this opinion, we have examined and relied upon the Registration Statement, the Company’s Certificate of Incorporation, as amended and restated to date, and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
     On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus, which is part of the Registration Statement.
Sincerely,
/s/ DLA Piper Rudnick Gray Cary US LLP
DLA Piper Rudnick Gray Cary US LLP